Exhibit R

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE REPUBLIC OF TURKEY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED (“CITIVIC”), AS NOMINEE FOR CITIBANK EUROPE PLC (“CITIBANK”) AS COMMON DEPOSITARY FOR, AND IN RESPECT OF INTERESTS HELD THROUGH EUROCLEAR, AS OPERATOR OF EUROCLEAR AND CLEARSTREAM OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO CITIVIC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CITIVIC, HAS AN INTEREST HEREIN.

No. R-[●]                                                                                              Maximum Principal Amount of €[●]

THE REPUBLIC OF TURKEY

[●]% Notes due [●]

Common Code: [●]

ISIN No.: [●]

CUSIP No.: [●]

References to “€” and “euro” herein are to the lawful currency of the European Union

The Republic of Turkey (herein called the “Issuer” or the “Republic”), for value received, hereby promises to pay to Citivic Nominees Limited, or registered assigns, the principal sum set forth in the attached Schedule A, which principal sum at any time shall not exceed €[●] ([●] euro), on [●], and to pay interest thereon at the rate of [●]% per annum from and including [●], until the principal hereof is paid or made available for payment. Interest shall be payable annually in arrears on [●] of each year (each an “Interest Payment Date”), commencing [●], unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be the immediately succeeding Banking Day, provided if any Interest Payment Date would thereby fall into the next calendar month, the Interest Payment Date shall be the immediately preceding Banking Day and the holder of the Securities shall not be entitled to any further interest payment in respect of the month for which such interest payment is made in such manner. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, interest will be calculated on the basis of a 365-day year (or a 366-day year for leap years) and the actual number of days elapsed. “Banking Day” means any day, that is a day on which TARGET or TARGET 2 or banking institutions in the City of New York are not required or authorized by law, regulation or executive order to be closed.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor

Securities) is registered at the close of business on the preceding [●] (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on the Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable at the corporate trust office of Citibank, N.A., London Branch, as paying agent or its successor (the “Paying Agent”) and at the offices of such other Paying Agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of (and premium, if any, on) Securities of this series shall be made against surrender of registered Securities of such series, and payments of any interest on Securities of this series shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register of the Securities of this series. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in Europe (which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall include an office or agency in any required city outside the United States of America) for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of March 23, 2015, as amended from time to time, between the Republic and Citibank, N.A., London Branch (the “Fiscal Agent”).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent, or a duly appointed authentication agent pursuant to Section 3 of the Fiscal Agency Agreement, by manual signature, this Security shall not be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [●]

THE REPUBLIC OF TURKEY, acting by and through its Minister of Treasury and Finance

By:
Name: Title:

Authentication

This is one of the Securities of the series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A., LONDON BRANCH as Fiscal Agent

By:
Authorized Officer

(Signature Page to Global Note)

REVERSE OF INTERNATIONAL NOTE

THE REPUBLIC OF TURKEY

[●]% Notes due [●]

1.

This Security is a definitive global security evidencing a duly authorized issue of securities of the Issuer consisting of €0.00 principal amount of [●]% Notes due [●] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of March 23, 2015, as amended from time to time, (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A., London Branch, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in London, England, and, so long as the Securities are listed on any stock exchange outside the United States of America and such exchange shall so require, at the office of any required city outside the United States of America. This Security is a definitive global security evidencing the Securities of the series designated on the face hereof.

The Securities constitute and will constitute direct, general, unconditional and unsubordinated public External Indebtedness of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated public External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other public External Indebtedness.

2.

The Republic undertakes that it shall not, so long as any of the Securities remain outstanding, create or permit to exist (i) any Lien (other than a Permitted Lien) for any purpose upon or with respect to any International Monetary Assets of the Republic; or (ii) any Lien (other than a Permitted Lien) upon or with respect to any other assets of the Republic to secure External Indebtedness of any Person, unless the Securities are given an equivalent interest. For purposes of the foregoing the following terms have the following meanings:

“Exportable Assets” means goods which are sold or intended to be sold for consideration consisting of or denominated in Foreign Currency and any right to receive Foreign Currency in connection with the sale thereof.

“External Indebtedness” of any Person means (i) each obligation, direct or contingent, of such Person to repay a loan, deposit, advance or similar extension of credit, (ii) each obligation of such Person evidenced by a note, bond, debenture or similar written evidence of indebtedness, and (iii) each Guarantee by such Person of an obligation constituting External Indebtedness of another Person; if in each case such obligation is denominated in a Foreign Currency or payable at the option of the payee in a Foreign Currency; provided that (I) an obligation (or Guarantee thereof) which by its terms is payable only by a Turkish Person to another Turkish Person in the Republic is not External Indebtedness; (II) an obligation (or Guarantee thereof) to the extent that it is owing only to an individual who is a Turkish citizen is not External

Indebtedness; (III) an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any applicable governmental program contemplate that payment thereof will be made to the holder thereof in such Foreign Currency by the obligor, the Republic or any other Turkish Person; (IV) an obligation (or Guarantee thereof) to the extent that it is not equal to or above $100,000,000 is not External Indebtedness; and (V) an obligation (or Guarantee thereof) to the extent that it does not have an original maturity of more than one year or is not combined with a commitment so that the original maturity of one year or less may be extended to a period in excess of one year is not External Indebtedness.

“Foreign Currency” means any currency other than the lawful currency of the Republic.

“Guarantee” includes a suretyship or any other arrangement whereby the respective party is directly or indirectly responsible for any External Indebtedness of any other Person, including without limitation any obligation of such party to purchase goods or services or supply funds or take any other action for the purpose of providing for the payment or purchase of such External Indebtedness (in whole or in part).

“International Monetary Assets” means all official holdings of gold, Special Drawing Rights, Reserve Positions in the International Monetary Fund and Foreign Exchange which is owned or held by the Republic or any monetary authority of the Republic, all as defined by the International Monetary Fund.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest or other encumbrance.

“Permitted Lien” means (1) any Lien on Foreign Currency (or deposits denominated in Foreign Currency) securing obligations with respect to a letter of credit issued in the course of ordinary commercial banking transactions (and expiring within one year thereafter) to finance the importation of goods or services in the Republic; (2) any Lien on Exportable Assets (but not official holdings of gold), documents of title relating thereto, insurance policies insuring against loss or damage with respect thereto and proceeds of the foregoing securing External Indebtedness incurred to finance the business of producing or exporting Exportable Assets, provided that (x) the proceeds of the sale of such Exportable Assets are expected to be received within one year after such Exportable Assets or documents become subject to such Lien; and (y) such External Indebtedness (i) is to be repaid primarily out of proceeds of sale of Exportable Assets subject to such Lien; and (ii) does not arise out of financing provided by the lender on condition that other External Indebtedness be repaid; (3) any Lien securing External Indebtedness incurred for the purpose of financing any acquisition of assets (other than International Monetary Assets), provided that the assets which are subject to such Lien are (x) tangible assets acquired in such acquisition (including, without limitation, documents evidencing title to such tangible assets); (y) claims which arise from the use, failure to meet specifications, sale or loss of, or damage to, such assets; or (z) rent or charter hire payable by a lessee or charterer of such assets; (4) any Lien on or with respect to assets (other than International Monetary Assets) existing at the time of the acquisition thereof, provided that such Lien was not incurred in contemplation of such acquisition; (5) any Lien on or with respect to assets (other than International Monetary Assets) acquired (or deemed to be acquired) under a financial lease, or claims arising from the use, operation, failure to meet specifications, sale or loss of, or damage to, such assets, provided that (x) such Lien secures only rentals and other amounts payable under such lease and (y) such assets were not owned by the Republic for more than 120 days prior to becoming subject to such lease; (6) any Lien on any assets which arose pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (7) any Lien arising by operation of law (and not pursuant to any agreement) which has not been foreclosed or otherwise enforced against the assets to which it applies, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and banker’s liens with respect to property held by financial institutions, provided that such Lien arises in the ordinary course of the activities of the owner of the assets subject thereto and not with a view to securing any External Indebtedness; (8) any Lien securing External Indebtedness incurred in connection with any Project Financing, provided that the assets to which such Lien applies (x) are not official holdings of gold; and (y) are (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the use, operation, failure to meet specifications, exploitation, sale or loss of, or damage to, such assets; (9) Liens on assets (other than official holdings of gold) in existence on [●], provided that such Liens remain confined to the assets affected thereby on [●], and secure only those obligations so secured on [●]; (10) any Lien arising in connection with contracts entered into substantially simultaneously for sales and purchases at market prices of precious metals; and (11) any Lien or Liens which otherwise would not be permissible pursuant to the negative pledge and which secure(s) indebtedness in an aggregate amount not exceeding U.S.$50,000,000 (or the equivalent thereof in other currencies or composite currency units).

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other judicial entity, including, without limitation, a government or governmental body or agency or instrumentality or any international organization or agency.

“Project Financing” means any financing of the acquisition, construction or development of any asset in connection with a project if the Person or persons providing such financing expressly agree to look to the asset financed and the revenues to be generated by the use, exploitation, operation of or loss of, or damage to, such asset as a principal source of repayment for the moneys advanced and at the time of such financing it was reasonable to conclude that such project would generate sufficient income to repay substantially all of the principal of and interest on all External Indebtedness incurred in connection with such project.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange” have, as to the types of assets included, the meanings given to them in the International Monetary Fund’s publication entitled “International Financial Statistics” or such other meanings as shall be formally adopted by the International Monetary Fund from time to time.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999; and

“TARGET 2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Turkish Person” means the Republic and any Person who is a resident or national of the Republic or which has its principal place of business, seat or head office in the Republic or any Person incorporated or organized under the laws of the Republic.

3.

Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (for purposes of this Paragraph 3, each, a “Global Security”), each registered in the name of Citivic Nominees Limited, a nominee of Citibank Europe plc, as common depositary for, and in respect of interests held through, Euroclear Bank SA/NV and Clearstream Banking S.A. or a successor to Euroclear Bank SA/NV or Clearstream Banking S.A. or a nominee thereof, (each of Euroclear Bank SA/NV and Clearstream Banking S.A., and any successor to any of them, is referred to herein as a “Clearing System”) and (i) no Global Security may be transferred, except in whole and not in part, and only to a Clearing System, one or more nominees of a Clearing System or one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies the Republic that it is unwilling or unable to continue as depositary for such Global Security and a successor is not appointed by the Republic within 90 days after receiving such notice, (ii) the Republic, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph 6). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denominations of €100,000 (one hundred thousand euro) and integral multiples of €1,000 (one thousand euro) above that amount.

4.

The Issuer shall maintain in London, England an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in London, England, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of Securities and registration of transfers of Securities. In addition, so long as the Securities are listed on the Regulated Market “Bourse de Luxembourg” of the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Republic will maintain a paying agent in Luxembourg. The Republic has initially appointed Banque Internationale à Luxembourg to serve as its paying agent in Luxembourg. The Republic will not appoint a Transfer Agent in Luxembourg until such time, if any, as the Securities are listed on the Luxembourg Stock Exchange and definitive notes are issued. Upon issuance of definitive notes, the

Republic will appoint a Transfer Agent in Luxembourg. The Republic reserves the right to vary or terminate the appointment of the Registrar as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in London, England, and a Transfer Agent in a European city.

Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Registrar or any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Registered Securities may be exchanged for Registered Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the office of any Transfer Agent or at the corporate trust office of the Registrar. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Registered Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Transfer Agent or the Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Transfer Agents and the Registrar.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent, the Registrar and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Registrar nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount of such money having been so received, notice to that effect shall have been given to the holders.

5.

(a)

The Issuer shall pay to the Fiscal Agent at its principal office in London, England, on or prior to each Interest Payment Date and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for such purpose) to pay the interest on and the principal of, the Securities due and payable on such Interest Payment Date or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (and premium, if any) and interest on this Security as the same shall become due.

(b)

In any case where the due date for the payment of the principal of (and premium, if any) or interest on any Security shall not be a Banking Day, then payment of principal (and premium) or interest need not be made on such date at such place but may be made on the next succeeding Banking Day with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date.

6.

(a)

All payments of principal and interest, if any, made by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, fees, funds, assessments or other charges of whatsoever nature levied or imposed by or on behalf of the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Republic shall pay such additional amounts as will result in receipt by the holders of Securities of such amounts as would have been received by them had no such withholding or deduction been required, except that no additional amounts shall be payable in respect of any Securities (a) to a holder (or a third party on behalf of a holder) where such holder is liable for such taxes, duties, fees, funds, assessments or charges in respect of such Securities by reason of having some connection with the Republic other than the mere holding of the Securities; (b) presented for payment more than 30 days after the Relevant Date except to the extent that the holder of such Securities would have been entitled to such additional amounts on presenting such Securities for payment on the last day of such period of 30 days; (c) held by or on behalf of a holder who is able to avoid such taxes, duties, fees, funds, assessments or other charges by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; (d) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (e) held by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union. For purposes hereof, “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Securities.

The Republic shall pay all stamp and other duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b)

Whenever in this Security there is a reference, in any context, to the payment of the principal of (or premium, if any, on) or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in Paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

7.	In the event that any of the following shall occur (each, an “Event of Default”):

(a)	the Issuer fails to pay, when due, principal of (and premium, if any, on) or interest on any of the Securities and such failure continues for a period of 30 days; or

(b)

the Issuer defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Issuer by the holders of any Security at the corporate trust office of the Fiscal Agent; or

(c)

any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an amount in aggregate of not less than U.S.$40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d)

the Issuer ceases to be a member of the International Monetary Fund or any successor (whether corporate or not) which performs the functions of, or functions similar to, the International Monetary Fund; or

(e)	the Republic announces its inability to pay its debts as they mature; or

(f)	it becomes unlawful for the Issuer to perform or comply with any of its payment obligations under any of the Securities;

then the registered holder of this Security may, at such holder’s option, so long as an Event of Default is continuing, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding. If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2⁄3% in aggregate principal amount of the Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph 8 below.

8.

If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent and the Registrar, as applicable) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph 8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

9.

The Fiscal Agency Agreement sets forth the provisions for the convening of meetings of holders of Securities and actions taken by written consent of the holders of Securities, as well as the provisions for modification of this Security and the Fiscal Agency Agreement itself.

10.

No reference herein to the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

11.

The Issuer may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.

12.

THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT WITH RESPECT TO ITS AUTHORIZATION AND EXECUTION ON BEHALF OF THE ISSUER AND ANY OTHER MATTERS REQUIRED TO BE GOVERNED BY THE LAWS OF THE REPUBLIC, WHICH SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

13.

The Republic hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of the Republic in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.

14.

Notices to holders of registered Securities shall be given to such holders in writing mailed, first class postage prepaid, to each holder of Securities, at the address of such holder as it appears in the register hereinabove referred to. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Republic or by the Fiscal Agent on behalf of and at the instruction of the Republic shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable approximate the terms and conditions of the mailed notice in lieu of which it is given. If and for so long as the Securities are listed on the Regulated Market “Bourse de Luxembourg” of the Luxembourg Stock Exchange, and the rules of such exchange so require, the Republic shall give notice to registered holders by publication in a leading newspaper of general circulation in Luxembourg, which the Republic expects will initially be the Luxemburger Wort. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notice will be deemed to have been given on the date of mailing.

ABBREVIATIONS

The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT - MIN ACT (Cust)	Custodian

(Minor) TEN ENT	–	as tenants by the entireties		Under Uniform Gifts to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be €[●]. The following increases or decreases in the principal amount of this Global Note have been made:

Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note	Signature of authorized officer of Trustee or Common Depositary	Date of exchange following such decrease or increase